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                                 EXHIBIT 10.2


                               GBC BANCORP, INC.
                       DIRECTOR DEFERRED STOCK UNIT PLAN


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1.       Purpose.

         The purpose of the GBC Bancorp, Inc. Director Deferred Stock Unit Plan (the "Plan") is to encourage and enable members of the Board of Directors (the "Board") of GBC Bancorp, Inc. (the "Corporation") and members of the board of directors of its subsidiary, Gwinnett Banking Company (the "Bank"), to acquire or to increase their proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of phantom stock units to eligible Directors, which, subject to the terms of the Plan, shall entitle the recipient to a cash-only payment based on the value of the common stock of the Corporation (the "Common Stock") at the time of settlement. No actual shares of Common Stock shall be issued under the Plan, and no participant shall be entitled to receive shares of Common Stock pursuant to the grant of awards hereunder. For purposes of the Plan, such phantom stock units (including fractional units rounded to two decimal places) are referred to herein individually as a "Unit" and collectively as "Units," and the grant of Units to a non-employee director as provided herein is referred to individually as an "Award" and collectively as "Awards."

2.       Administration of the Plan.

         The Plan shall be administered by the Board of Directors of the Corporation or, upon its delegation, by a committee (the "Committee") comprised of two or more members of the Board, each of whom is a "non-employee director," as defined in Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise in compliance with Rule 16b-3. For the purposes herein, the Board and, if the Board has delegated administrative authority to the Committee, the Committee shall be referred to as the "Administrator." Any action of the Administrator may be taken by a written instrument signed by all of the members of the Administrator and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly called and held. Subject to the provisions of the Plan and to the extent necessary to preserve the availability of an exemption under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for transactions by persons subject to Section 16 of the Exchange Act, the Administrator shall have full and final authority, in its discretion, to take action with respect to the Plan including, without limitation, the authority to (i) determine the terms and provisions of Awards made pursuant to the Plan; (ii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iii) to construe and interpret the Plan, the rules and regulations, and to make all other determinations deemed necessary or advisable for administering the Plan. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan or any Award. No individual member of the Board or Committee, as applicable, shall have any right to vote or decide upon any matter relating solely to himself or to any of his exclusive rights or benefits under the Plan (except that such member may sign unanimous written consent to resolutions adopted or other actions taken without a meeting).


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3.       Effective Date.

         The effective date of the Plan shall be January 16, 2001 (the "Effective Date").

4.       Eligibility.

         An Award of Units may be made only to a Director who is an Eligible Director on the date of grant of the Award and who elects to participate in the Plan (a "Participant") in accordance with the terms of the Plan. For purposes of the Plan, an "Eligible Director" means an individual who is, at the time of grant a member of the Board of the Corporation or a member of the board of the Bank (each, a "Director"). Employees of the Corporation or the Bank who are Directors and otherwise eligible may participate in the Plan.

5.       Election to Participate.

         (a) An Eligible Director shall become a Participant by electing to defer receipt of an amount equal to one hundred percent (100%) of the Director's board and board committee meeting fees ("Meeting Fees") and board retainer fees ("Retainer Fees") (such Meeting Fees and Retainer Fees being collectively referred to herein as "Director Fees") otherwise payable to him by the Corporation and the Bank during a plan year (as defined in Section 5(b)(i) herein). A Participant may only elect to defer 0% or 100% of both his Meeting Fees and Retainer Fees for service on both the Board of the Corporation and the board of the Bank (as applicable), and no partial deferrals of Retainer Fees or Meeting Fees or Directors Fees payable only by the Corporation or the Bank, or vice versa (to the extent a Director serves on both boards) shall be permitted. The amount of a Participant's Director Fees which are deferred shall be deferred to herein as the Participant's "Deferred Fees." The Deferred Fees shall be credited to an account established in the name of the Participant as provided in Section 6(c) herein as of (or as soon as practicable following) the date on which the applicable Director Fees would have otherwise been paid to the Participant. Any Director Fees which the Participant elects not to defer pursuant to the terms herein shall be paid in accordance with the policies of the Corporation or the Bank, as the case may be.

         (b) An election by a Participant to defer his Director Fees shall be made by executing and delivering to the Administrator a deferral election form acceptable to the Administrator at a time determined by the Administrator and shall be irrevocable when made. Without limiting the effect of the foregoing, and unless the Administrator determines otherwise, the following restrictions shall apply with respect to the election by a Participant to defer all or a portion of his Director Fees:

                  (i) With respect to plan years commencing in 2002 and thereafter during the term of the Plan, an Eligible Director shall be required to make a deferral election to defer Director Fees for a plan year before December 31 of the year preceding the particular plan year. For the purposes of the Plan, a "plan year" shall mean the calendar year.

                  (ii) Notwithstanding Section 5(b)(i) herein, with respect to (A) initial elections to participate made by Eligible Directors at the Effective Date of the Plan, and (B) initial elections by Eligible Directors who become eligible to participate in the Plan after the commencement of the plan year (due to election or appointment of the Eligible Director to the Board or the board of directors of the Bank after January 1 of a plan year or otherwise), an


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         election to defer Director Fees shall be made within 30 days after the
         Effective Date of the Plan (with respect to Section 5(b)(ii)(A) herein) or within 30 days after the Eligible Director becomes eligible to participate in the Plan (with respect to Section 5(b)(ii)(B) herein).

6.       Grant of Awards.

         (a)      Grant of Deferred Fee Award.

                  (i) Each Participant may elect to defer one hundred percent (100%) of the Director Fees otherwise payable in cash to the Director by making a deferral election in accordance with Section 5 herein. Each Participant who makes the deferral election shall receive in lieu of the Director Fees an Award of Units (the "Deferred Fee Award") effective as of the date on which such Deferred Fees would otherwise be paid. The Deferred Fee Award shall equal the number of whole or fractional shares of the Common Stock of the Corporation as may be purchased for the amount of the Deferred Fee on the Award Date, based on the Fair Market Value of the shares as determined on the Award Date. For the purposes of the Plan an "Award" shall refer to a Participant's Deferred Fee Award(s) and Dividend Equivalent Award(s) (as defined in Section 6(b) herein), unless the context otherwise requires. An "Award Date" shall mean the date on which an Award is granted as provided in Section 6(a) and Section 6(b) herein.

                  (ii) Fair Market Value. For purposes of the Plan, the "Fair Market Value" per share of the Common Stock shall be determined in good faith by the Administrator in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange, the Fair Market Value shall be the closing sales price per share of the shares on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date immediately preceding the date an Award is granted or other determination made (each, a "valuation date"), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market but are not listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system on the date immediately preceding the valuation date for which such information is available; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the fair market value shall be based on the purchase price per share of the Common Stock in the most recent arms' length transaction involving the purchase or sale of Common Stock, the most recent appraisal of the Common Stock by an independent third party appraiser or in accordance with such other procedures as may be determined by the Administrator.

         (b) Dividend Equivalent Grants. Each Participant shall be granted an Award of Units ("Dividend Equivalent Awards") calculated by (i) multiplying the number of Units credited to a Participant as of the record date for such dividend by the dividend then paid on a share of the Common Stock, then (ii) dividing that result by the Fair Market Value per share of the Common Stock on or as close as practicable to the date the dividend is paid (the "Dividend Payment Date").


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Dividend Equivalent Awards will be granted to each Participant as of the Award
Date coincident with or next following the Dividend Payment Date to which the Dividend Equivalent Award relates.

         (c) Participant's Accounts. The Corporation shall establish an account for each Participant (an "Account") to which the number of Units represented by each Deferred Fee Award and each Dividend Equivalent Award shall be credited.

         (d) Vesting. The number of Units credited to a Participant's Account pursuant to the grant of Awards shall be fully vested at all times.

7.       Settlement.

         (a)      Termination of Service. Except as otherwise provided in
Section 7(b) herein, a Participant (or his beneficiary in the event of his death) shall be entitled to settlement of the aggregate number of Units credited to his Account upon the Participant's termination of service for any reason (including termination due to death, disability, retirement, or other voluntary or involuntary termination) as a Director of both the Corporation and the Bank, as applicable. A Participant who terminates service as a Director of the Corporation but remains in service as a Director of the Bank (or vice versa) shall not be entitled to settlement of the Units credited to his Account until he has terminated service on both the Board of the Corporation and the board of the Bank. Notwithstanding the foregoing, the Administrator, in its sole discretion, shall have authority to modify the date or dates upon which a Participant is entitled to settlement of the Units credited to his account. The date or dates upon which a Participant is entitled to settlement of the Units credited to his account due to termination of service (pursuant to Section 7(a) herein) or a Change of Control (pursuant to Section 7(b) herein) shall be referred to as the "Settlement Date" or the Settlement Dates," and the date or dates upon which a Participant receives cash payment(s) reflecting settlement of the Units credited to his Account shall be referred to herein as the "Payment Date" or "Payment Dates."

         (b)      Effect of Change of Control.

                  (i) Notwithstanding the provisions of Section 7(a) herein, in the event of a "Change of Control" of the Corporation (as defined in Section 7(b)(ii) herein), a Participant shall be entitled to settlement of the Units then credited his Account in the manner described in Section 7(a), treating for this purpose the date of the Change of Control as the Settlement Date of the Participant, without regard to whether the Participant has terminated service at such time.

                  (ii) For the purposes herein, a "Change of Control" shall be deemed to have occurred on the earliest of the following dates:

                           (A) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent (30%) or more of the outstanding Common Stock of the Corporation;

                           (B)      The date the shareholders of the
                  Corporation approve a definitive agreement (X) to merge or consolidate the Corporation with or into another corporation, in which the Corporation is not the continuing or surviving corporation


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                  or pursuant to which any shares of Common Stock of the
                  Corporation would be converted into cash, securities or other property of another corporation, other than a merger of the Corporation in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (Y) to sell or otherwise dispose of all or substantially all the assets of the Corporation.

                           (C) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a twelve-month period unless the nomination for election by the Corporation's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve-month period.

For the purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.

         (c) Method of Settlement. The Corporation shall make a cash payment (or payments) in settlement of the Units credited to a Participant's Account as soon as practicable after the Settlement Date. The settlement shall be made (i) in a cash lump sum payment equal to the Fair Market Value per share of Common Stock as determined on the applicable Payment Date, multiplied by the number of Units then credited to the Director's Account, or (ii) in annual cash installments for a period of up to ten years beginning on the initial Payment Date and continuing on each anniversary thereof during the payment period (each, an "Installment Payment Date"), as elected by the Participant at the time he elects to participate in the Plan. The amount of each annual installment payment shall be calculated by (x) multiplying the Fair Market Value per share of Common Stock as determined on the Installment Payment Date by the number of Units credited to the Participant's Account on the Payment Date (as increased by the Units credited to the Participant's Account for Dividend Equivalent Awards and decreased by the number of Units for which payment has been made since the preceding Payment Date), then (y) dividing that result by the number of installment payments remaining in the payment period (including the installment payment due on such Installment Payment Date). Notwithstanding the foregoing, however, the Administrator may, in its sole discretion, elect to modify the method and timing of payments made upon settlement of a Participant's award. Any decision to modify the settlement or other terms of an Award granted to a Participant who is subject to Section 16 of the Exchange Act shall be made with the prior approval of the Board or Committee or (otherwise in accordance with Rule 16b-3 under the Exchange Act).

8.       Nontransferability of Awards.

         Awards shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. Further, to the extent required pursuant to Rule 16b-3 under the Exchange Act or any successor statute or rule, Awards granted under the Plan may not be settled or otherwise disposed of for a period of six months from the date of grant of the Award.


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9.       Beneficiary.

         Each Participant may designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant's death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan. The Administrator shall have sole discretion to approve the form or forms of such beneficiary designation.

10.      Unfunded Plan.

         The Plan shall be unfunded and neither the Corporation nor the Bank shall be required to segregate any assets that may at any time be represented by Awards made under the Plan. Any liability of the Corporation or the Bank to any person with respect to any Award made under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan, and no term or provision in the Plan shall be construed to give any person any security, interest, lien or claim against any specific asset of the Corporation or the Bank. Neither a Participant, his beneficiary nor any other person shall have any rights under the Plan other than as a general creditor of the Corporation or the Bank.

11.      Effect on Service.

         Neither the adoption and operation of the Plan, nor the grant of Awards hereunder, shall confer upon any Participant any right to continue in the service of the Corporation as a member of the Board of the Corporation or the board of the Bank or in any way affect the right of the Corporation or the Bank to terminate the service of the Participant at any time. Except as otherwise expressly provided in the Plan, all rights of a Participant with respect to Awards granted hereunder shall terminate immediately upon termination of the service of the Participant as a director of the Corporation or of the Bank.

12.      Amendment or Termination.

         The Plan may be amended, suspended or terminated by action of the Board at any time; provided, however, that such amendment, suspension or termination shall not, without the consent of a Participant, adversely affect the rights of the Participant with respect to an outstanding Award. The term of the Plan shall end on the effective date of termination of the Plan by the Board.

13.      Adjustment of Awards.

         If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or an affiliate, or if the Corporation declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital stock structure of the Corporation or an affiliate affecting the Common Stock, the number of Units credited to a Director's Account shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards. For the purposes herein, an "affiliate" shall mean a


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corporation, entity or other person controlled by, controlling, or under common control with the Corporation.

14.      Applicable Law.

         Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of Georgia, without regard to the principles of conflicts of law.


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         IN WITNESS WHEREOF, this GBC Bancorp, Inc. Deferred Stock Unit Plan has been executed in behalf of the Corporation effective as of the 16th day of January, 2001.


                                    GBC BANCORP, INC.



                                    By: /s/ Larry D. Key
                                       ----------------------------------------
                                       Chief Executive Officer


Attest:


/s/
----------------------------------
Secretary

[Corporate Seal]


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